Exhibit 23(c)


                       [Peters Elworthy & Moore Letterhead]

NCT Group INC
20 Ketchum Street
Westport                                Our Ref:    PRC/LCT
Connecticut 06880                       Date:       12 April 2001
USA

Dar Sirs

We consent to the inclusion of our opinion on the financial statements of Noise Cancellation Technologies (Europe) Limited as of December 31, 1999 and for the year ended December 31, 1999 and 1998 included in the Annual Report on Form 10-K.

Yours faithfully

/s/ PETERS ELWORTHY & MOORE
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    Peters Elworthy & Moore